Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of November 15, 2018, by and between Peiwen Yu, with its offices located at No. 911 Bao'an Book City XInqiao Street Central Road, Bao'an District, Shenzhen City, China (the “Purchaser”), and David Koos, Regen BioPharma Inc., Bostonia Partners Inc., Sherman Family Trust, Dunhill Ross Partners Inc. and Bio-Technology Partners Business Trust (each, a “Seller” and collectively, the “Sellers”) with David Koos as Sellers Representative, whose office is located at 4700 Spring Street, Suite 304, La Mesa, California, 91942, a controlling shareholder as well as Chief Executive Officer, Chief Financial Officer and the sole director of Entest Group, Inc., a Nevada corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Sellers are the record and beneficial owners of an aggregate of 23,733,334 shares of common stock, par value $0.001 per share (the “Common Stock”), 667 shares of Series AA preferred stock, 534 shares of Series AAA Preferred Stock and 1,001,533 shares of Non-Voting Convertible Preferred Stock, of the Company, which represent 50.3% of the issued and outstanding shares and currently 94% of the voting power of the Company or 93% of issued and outstanding shares if non-voting preferred were converted into common on November 15, 2018 and 99% of the voting power of the Company.

WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Shares pursuant to the terms of this Agreement.

NOW, THEREFORE, IT IS AGREED: ARTICLE I

SALE OF THE SHARES

Section 1.1 Sale of the Shares. Subject to the terms and conditions herein stated, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Sellers agree to sell, assign, transfer, and deliver to the Purchaser on the Closing Date, and the Purchaser agrees to purchase from the Sellers on the Closing Date, all of the Shares. The certificates representing the Shares shall be duly endorsed and assigned to the Purchaser (the “Sale”), with each endorsement accompanied by a Medallion signature guarantee.

Section 1.2 Price. On the Closing Date, Purchaser shall pay to Seller the amount of $325,000 (Three Hundred Twenty-Five Thousand Dollars) (the “Purchase Price”), $25,000 of which shall be continue to be held in the escrow account subsequent to the Closing (as defined herein) pursuant to the terms and conditions set forth in Section 7.3 hereof. The Purchaser and the Sellers acknowledge that the Purchase Price will be delivered to McMurdo Law Group, LLC, as escrow agent (“Escrow Agent”) in accordance with the escrow agreement dated October 3, 2018 by and among the Sellers, Purchaser and Escrow Agent. The Sellers have delivered the Shares to the Escrow Agent, duly endorsed for transfer to Purchaser or his designees. The Escrow Agent shall hold the Purchase Price upon confirmation to Purchaser that the closing documents have been received. Upon written instruction from Purchaser, the Escrow Agent shall disburse the funds held in escrow to the Sellers in accordance with the Escrow Agreement in accordance with Section 3 of that Escrow Agreement entered into by and between the Purchaser, the Seller, and McMurdo Law Group, LLC on October 3, 2018 as amended November 15, 2018 (“Escrow Agreement”).

Section 1.3 Closing.

(a) The closing of the Sale referred to in Section 1.1 (the “Closing”) shall take place on at such date, time and place as shall be determined by the Purchaser and the Sellers. Such closing date is herein referred to as the “Closing Date.”

(b) At the Closing Documents ( as such term is defined in the Escrow Agreement) shall be delivered to the Purchaser and the Purchase Price shall be delivered to the Seller pursuant to the terms and conditions of the Escrow Agreement.

(c) At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(d) All representations, covenants and warranties of the Purchaser and each Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

Section 1.4 Taxes. All sales, transfer, income, or gain taxes applicable to the sale of the Shares by the Sellers as contemplated by this Agreement shall be paid by the Sellers.

ARTICLE II

REPRESENTATIONS OF SELLER

Each Seller represents and warrants that:

Section 2.1 Ownership of the Shares. Such Seller is the lawful owner of the Shares, free and clear of all security interests, liens, encumbrances, equities and other charges. Such Seller further represents that he or it does not beneficially own any options or warrants or other rights to purchase securities of the Company. There are no outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Shares, or any arrangements that require or permit any of the Shares to be voted by or at the discretion of anyone other than the Sellers, and there are no restrictions of any kind on the transfer of any of the Shares other than (a) restrictions on transfer imposed by the Securities Act of 1933, as amended (the “Securities Act”) and (b) restrictions on transfer imposed by applicable state securities or “blue sky” laws. The delivery by such Seller to Purchaser of the Shares pursuant to the provisions of this Agreement will transfer to Purchaser valid title thereto, free and clear of any and all Encumbrances. The Shares being transferred hereby have been validly issued, fully paid and are non-assessable. The Shares have not been registered with the Securities and Exchange Commission (“SEC”) and are being sold to the Sellers in transactions exempt from registration.

Section 2.2 Authorization and Validity of Agreement. Each Seller has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Seller and, assuming the due execution of this Agreement by Purchaser, is a valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. None of the Sellers is not a party to any agreement, written or oral, creating rights in respect of any of the Shares in any third party or relating to the voting of the Shares.

Section 2.3 No Brokers. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause Purchaser to be liable for any such fees or commissions. Each Seller agrees that Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person, for fees of the type contemplated by this Section and each Seller shall indemnify and hold the Purchaser and the Company harmless from any fees, costs or liabilities of any kind incurred by the Purchaser in connection therewith.

Section 2.4 Accuracy of Information. None of the representations and warranties of any Seller contained herein, or in the documents furnished by them pursuant hereto, contains any material misstatement of fact or omits to state any material fact necessary to make the statements herein or therein in light of the circumstances in which they were made not misleading.

Section 2.5 No restriction on the Sale. There is no restriction or limitation on the execution and delivery of this Agreement and the consummation or performance of the transactions contemplated hereby and thereby.

Section 2.6 No Other Securities. None of the Sellers owns or controls, directly or indirectly, any securities of the Company other than the Shares.

ARTICLE III

REPRESENTATIONS OF SELLERS AS A DIRECTOR AND OFFICER OF THE COMPANY OR ENTITIES AFFILIATED THEREOF

Each Seller represents and warrants to the Buyer, as of the date of execution of this Agreement and the Closing Date, as follows:

Section 3.1 Existence and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

Section 3.2 Capital Stock.

(a) The Company has an authorized capitalization consisting of 505,000,000, par value of $0.0001 per share, of which 500,000,000 shares are Common Stock and 5,000,000 shares are preferred stock (the “Preferred Stock”). As of the date hereof, [49,170,472] shares of Common Stock, [634] shares of Series AA Preferred Stock, [728,073] shares of Series B Preferred Stock, [534] shares of Series AAA Preferred Stock and [1,001,533] shares of Non-Voting Convertible Preferred Stock are issued and outstanding. All the outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. No securities of the Company are entitled to preemptive or similar rights, and no person or entity has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and shall not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(b) There are no outstanding obligations, contingent or otherwise, of the Company to redeem, purchase or otherwise acquire any capital stock or other securities of the Company.

(c) There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of the Sellers is a party or by which either of them are bound relating to the voting of any shares of the capital stock of the Company.

(d) The Shares have been duly authorized for issuance, when delivered in accordance with the terms of this Agreement, and shall be validly issued, fully paid and non-assessable and the transfer of said Shares shall not be subject to any preemptive or other similar right.

Section 3.3 Subsidiaries. Entest Biomedical, Inc., a wholly owned subsidiary of the Company. Entest Biomedical, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Other than set forth herein, the Company does not currently own equity interest in any entity.

Section 3.4 Books and Records. The Company's books and records, financial and otherwise, are in all material respects complete and correct and are in the offices of the Sellers.

Section 3.5 Litigation. There are no (a) actions, suits, or legal, equitable, arbitrative, or administrative proceedings pending, or to the knowledge of the Sellers, threatened against the Company, or (b) judgments, injunctions, writs, rulings, or orders by any governmental person against the Company. Neither the Company, nor any officer, key employee or 5% stockholder of the Company in his, her or its capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act.

Section 3.6 Taxes. There are no liens for taxes upon the assets of the Company or any of its subsidiaries except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. Neither the Company nor any of its subsidiaries has received any notice of audit, is not undergoing any audit of its tax returns, or has received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by the Company with respect to any tax returns. The Company has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

Section 3.7 Accuracy of Information. None of the representations and warranties of the Sellers as an officer, director and stockholder of the Company contained herein, or in the documents furnished by him pursuant hereto, contains any material misstatement of fact or omits to state any material fact necessary to make the statements herein or therein in light of the circumstances in which they were made not misleading.

Section 3.8 Disclosure. Each Sellers confirms that neither he nor any other Person acting on his behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, nonpublic information concerning the Company. Each Seller understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of each Seller with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Seller acknowledges and agrees that the Purchaser has not made, nor is the Purchaser making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

Section 3.9 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company. The Company does not owe any fees to its accountants and lawyers.

Section 3.10 No Conflicts. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s Articles of Incorporation, By-laws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

Section 3.11 Filings, Consents and Approvals. Neither the Sellers nor the Company is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance of this Agreement.

Section 3.12 Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority.

Section 3.13 Transactions with Affiliates and Employees. Except as required to be set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Sellers, none of the Affiliates or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Sellers, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 3.14 Assets. The Company does not have or lease any assets.

Section 3.15 Investment Company/Investment Advisor. The business of the Company does not require it to be registered as an investment company or investment advisor; as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

Section 3.16 Regulatory Matters. The Company has complied with all applicable federal, state and local laws and regulations (“Law”). There is no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding or investigation, inquiry or information request by any federal, state or local governmental entity relating to any Law involving the Company.

Section 3.17 Informed Decision. Each Seller is aware of the Company’s business affairs and financial condition and have reached an informed and knowledgeable decision to sell the Shares.

Section 3.18 No Liabilities or Debts.

Other than:

(a)	_____of Accounts Payable of which $11,261 have been outstanding for a period exceeding four years. Such $11,261 shall be held in Escrow for a period of six months from the date of closing unless Seller shall resolve such liabilities and releases regarding same.
(b)	$19,601 of Notes Payable which shall be satisfied pursuant to the Escrow Agreement
(c)	$3,078 in accrued expenses

There are no liabilities or debts of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise as of Closing and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt. The Company is not a guarantor of any indebtedness of any other person, firm or corporation.

Section 3.19 Employee Matters. The Company currently has one employee, whose employment with the Company shall terminate at Closing. There are no any outstanding employment obligation of the Company of any kind. The Company shall have no obligations whatsoever, for any compensation or other amounts payable to any employee, director, consultant, or independent contractor of the Company, including, but not limited to Bonus, salary, compensation, accrued vacation, fringe, pension or profit sharing benefits or severance paid or payable to any employee, director, consultant or independent contractor of the Company relating to service with or for the Company at any time prior to the Closing Date.

Section 3.20 SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its consolidated Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The financial statements included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the SEC Reports conform in all material aspects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the SEC Reports or to be filed with the Commission as exhibits to the SEC Reports, that have not been so described or filed.

Section 3.21 Free-Trading Shares. Of the total issued and outstanding shares of common stock of the Company, [25,571,587] shares of common stock are “restricted securities” under applicable U.S. federal and state securities laws and the remaining [23,526,991] shares are non-restricted securities.

ARTICLE IV

REPRESENTATIONS OF PURCHASER

Purchaser represents and warrants as follows:

Section 4.1 Authorization of Purchaser. The Purchaser has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due execution of this Agreement by each Seller, will constitute a valid and binding obligation of the Purchaser enforceable against such Purchaser in accordance with its terms, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

Section 4.2 Consents and Approvals; No Violations. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby (a) will not violate any statute, rule, regulation, order or decree of any public body or authority by which the Purchaser is bound or by which any of its properties or assets are bound, (b) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority on or prior to the Closing Date, and (c) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of the Purchaser under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement, or any other instrument or obligation to which the Purchaser is a party, or by which it or any of its properties or assets may be bound.

Section 4.3 Purchase for Investment. With regard to the Shares purchased from the Sellers, the Purchaser and its assigns or designees will acquire the Shares solely for its own account for investment purposes only and not with a view toward any resale or distribution thereof. With regard to the Shares purchased from the Sellers, the Purchaser agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under such Securities Act, and without compliance with the securities laws of other jurisdictions, to the extent applicable. The Purchaser and its assigns or designees has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Shares. The Purchaser confirms that the Company and the Sellers have made available to the Purchaser the opportunity to ask questions of the Company and to acquire additional information about the Company's business and financial condition.

Section 4.4 Available Funds. The Purchaser will have on the Closing Date sufficient funds to perform all of its obligations under this Agreement, including, without limitation, to make the payments required hereunder described in Section 1.2 hereto.

Section 4.5 Broker's or Finder's Fees. No agent, broker, firm or other Person acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

Section 4.6 Accuracy of Information. None of the representations and warranties of the Purchaser contained herein, or in the documents furnished pursuant hereto, contains any material misstatement of fact or omits to state any material fact necessary to make the statements herein or therein in light of the circumstances in which they were made not misleading.

ARTICLE V

CONDITIONS TO SELLER'S OBLIGATIONS

The Sale of the Shares by the Sellers on the Closing Date is conditioned upon satisfaction or waiver, at or prior to the consummation of the Sale, of the following conditions:

Section 5.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

Section 5.2 Performance of Agreements. Each and all of the agreements of the Purchaser to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

Section 5.3 No Injunction. No court or other governmental body or public authority shall have issued an order that shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

Section 5.4 Deposit of Purchase Price to Escrow Agent. The Purchaser shall have deposited the balance of the Purchase Price to the Escrow Agent.

ARTICLE VI

CONDITIONS TO PURCHASER'S OBLIGATIONS

The purchase of the Shares by the Purchaser on the Closing Date is conditioned upon the satisfaction or waiver, at or prior to the consummation of the Sale, of the following conditions:

Section 6.1 Accuracy of Representations and Warranties. The representations and warranties of each Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of such date (except to the extent that any such representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date).

Section 6.2 Performance of Agreements. Each and all of the agreements of Seller to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

Section 6.3 No Injunction. No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

Section 6.4 Delivery of Shares to Escrow Agent. The Sellers shall have delivered the Shares to the Escrow Agent with validly signed stock power, medallion guaranteed, together with all documents necessary to effectuate the transfer of the Shares.

ARTICLE VII

CERTAIN AGREEMENTS

Section 7.1 Reasonable Best Efforts. Each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper, or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (a) the obtaining of all necessary waivers, consents, and approvals from governmental or regulatory agencies or authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any governmental agency or authority, (b) the obtaining of all necessary consents, approvals, or waivers from third parties, and (c) the defending of any lawsuits or any other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any temporary restraining order entered by any court or administrative authority vacated or reversed.

Section 7.2 Board of Directors; Officers. At the Closing, (a) the Board of Directors shall consist of one current director (the “Existing Director”) and one director appointed by Purchaser (the “New Director”), and (b) all officers of the Company shall resign and the Board of Directors shall appoint the designees of Purchaser as the sole officers thereof. Upon compliance by the Company with information statement delivery requirements pursuant to Rule 14f-1 under the Exchange Act, if applicable, the Existing Director shall resign and the vacancy created thereby shall be filled by directors designated by the New Director.

Section 7.3 Further SEC Filings.

(a)        The Sellers shall take all such further acts as shall be required to permit the Company to file any SEC Reports to be filed at or following the Closing which reflect the business and operations of the Company prior to the Closing, and shall execute and deliver all certifications required to be filed by the Company with respect to financial statements of the Company reflecting in whole or in part the business and operations of the Company prior to the Closing. Each Seller acknowledges that this covenant is a material inducement to the Buyer in entering into the transactions contemplated hereby and in connection herewith.

(b) At closing, $25,000 of the Purchase Price shall remain in the escrow account set up pursuant to the Escrow Agreement until the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018 is filed with the SEC, at which time the $25,000 shall be released to the Sellers by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

Section 8.1 Indemnities.

(a) Each Seller hereby agrees to indemnify and hold harmless the Purchaser from and against any and all damages, claims, losses, or expenses (including reasonable attorneys' fees and expenses) (“Damages”) actually suffered or paid by the Purchaser as a result of the breach of any representation or warranty made by such Seller in this Agreement. To the extent that such Seller's undertakings set forth in this Section 8.1(a) may be unenforceable, such Seller shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Damages incurred by the parties entitled to indemnification hereunder. In the event that Purchaser should raise a claim for damages pursuant to this section 8.1(a), the Sellers shall have a fifteen (15) business day cure period, beginning upon notice received, to cure any such defect to Purchaser's satisfaction.

(b) The Purchaser hereby agrees to indemnify and hold harmless the Sellers against Damages actually suffered or paid by Seller as a result of the breach of any representation or warranty made by the Purchaser in this Agreement. To the extent that the Purchaser's undertakings set forth in this Section 8.1(b) may be unenforceable, the Purchaser shall contribute the maximum amount that he is permitted to contribute under applicable law to the payment and satisfaction of all Damages incurred by the parties entitled to indemnification hereunder.

(c) Any party seeking indemnification under this Article VIII (an “Indemnified Party”) shall give each party from whom indemnification is being sought (each, an “Indemnifying Party”) notice of any matter for which such Indemnified Party is seeking indemnification, stating the amount of the Damages, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations of an Indemnifying Party under this Article VIII with respect to Damages arising from any claims of any third party that are subject to the indemnification provided for in this Article VIII (collectively, “Third-Party Claims”) shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive, after the Closing Date, initial notice of any Third-Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third-Party Claim within such time frame as is necessary to allow for a timely response and in any event within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such timely notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to assume and control the defense of such Third-Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party (upon advice of counsel) for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party, provided that the Indemnified Party and such counsel shall contest such Third-Party Claims in good faith. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third-Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials, and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third-Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials, and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third-Party Claim, or (ii) settle or compromise any Third-Party Claim in any manner that may adversely affect the Indemnified Party. Finally, no Third-Party Claim that is being defended in good faith by the Indemnifying Party or that is being defended by the Indemnified Party as provided above in this Section 8.1(c) shall be settled by the Indemnified Party without the written consent of the Indemnifying Party.

ARTICLE IX MISCELLANEOUS

Section 9.1 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors, and accountants.

Section 9.2 Governing Law; Consent to Jurisdiction.

(a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

(b) Each of the parties agrees that any legal action or proceeding with respect to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereto hereby irrevocably waives any objection that it may now or thereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth opposite its name below and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by law.

Section 9.3 Captions. The article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 9.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via e-mail attachment at the email address set forth below at or prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth below on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

if to Purchaser, to:

Peiwen Yu

No. 911 Bao'an Book City XInqiao Street Central Road,

Bao'an District, Shenzhen City, China

Email: dennistan1612@gmail.com

With a copy to (which does not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attn: ranslow@egsllp.com

and if to Seller, to:

David Koos

700 Spring Street, Suite 304,

La Mesa, California, 91942

Email: venturebridge@gmail.com

With a copy to (which does not constitute notice):

[ ]

or such other addresses or numbers as shall be furnished in writing by any such party in the manner for giving notices hereunder.

Section 9.5 Parties in Interest. This Agreement may not be transferred, assigned, pledged, or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

Section 9.7 Entire Agreement. This Agreement, including its exhibits, schedules, and other documents referred to herein that form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 9.8 Third-Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

1

* * * * *

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

PURCHASER:

/s/Peiwen Yu

Peiwen Yu

SELLERS:

David Koos

Regen BioPharma Inc.

By: /s/David Koos

Name: David Koos

Title: Chairman and CEO

Bostonia Partners Inc.

By: /s/ Timothy G. Foat

Name: Timothy G. Foat

Title: President

Sherman Family Trust

By: /s/ Timothy G. Foat

Name: Timothy G. Foat

Title: Trustee

Dunhill Ross Partners Inc.

By: /s/ Timothy G. Foat

Name: Timothy G. Foat

Title: President

Bio-Technology Partners Business Trust

By: /s/Timothy G. Foat

Name: Timothy G Foat

Title: President

IN WITNESS WHEREOF, the undersigned officer and director of the Company confirms the warranties and representations made in ARTICLE III above as being true and correct.

_________________________________________

David Koos

Chief Executive Officer, President and Chairman

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AMENDMENT TO ESCROW AGREEMENT

Dated November 15, 2018

WHEREAS on October 3, 2018 China International Corporate Management, or its assigns (the "Buyer"), David Koos, as the selling shareholders' representative ("Seller"), the representative of the holders of (i) 23,733,334 restricted shares of common stock, (ii) 667 Series AA preferred stock with super-voting rights, (iii) 534 Series AAA preferred stock with super-voting rights, and (iv) 1,001,533 non-voting convertible preferred stock of Entest Group, Inc. (the "Company"), and McMurdo Law Group, LLC (the "Escrow Agent") entered into the Escrow Agreement (“Agreement”),

WHEREAS, the Seller, the Buyer and the Escrow Agent mutually agree to amend Sections 2 and 3 of the Agreement

It is therefore agreed as follows:

Section 2 of the Agreement shall be and read:

2. 2.1 Deposits to the Escrow Agent. One day after receipt by the Escrow Agent of written notification from both the Buyer and the Seller that binding SPA (s) have been executed, due diligence has been completed, and the Parties are prepared to close the transaction contemplated by the binding SPA (s) the Buyer shall deposit, by Fed Wire Transfer in immediately available funds, an additional $275,000 (the "Additional Deposit", and together with the initial deposit, the "Escrow Amount") to the Bank Account.

2.2 One day after the receipt of the Additional Deposit by the Escrow Agent, the Seller shall deliver (a) medallion guaranteed or notarized stock certificate(s) and irrevocable stock power(s) necessary to complete the Transaction, (b) the resignation of the Company's officers and directors to be effective ten business days after the filing of the Company’s Form 10-K with the United States Securities and Exchange Commission and (c) the appointment of the Buyer' s designee(s) as officer(s) and director(s) to be effective ten business days after the filing of the Company’s Form 10-K for the fiscal year ended 2018 (“10-K”) with the United States Securities and Exchange Commission (the "Documents") to the Escrow Agent.

Section 3 of the Agreement shall be and read:

3.       Disbursement of Deposit from the Bank Account.

3.1       In the event the Seller is unable to provide the Documents by November 30, 2018, TIME BEING OF THE ESSENCE, or if the parties hereto fail to complete the Transaction for any reason, the Escrow Amount shall be returned to the Buyer, via the instructions provided by Buyer, and any and all Documents delivered shall be returned to the Seller, via the instructions provided by the Seller. In the event that not all of the Documents have been received by November 30, 2018 the Escrow Agent shall return any and all Documents to the Seller and the Escrow Amount to the Buyer no later than December 1, 2018.

3.2 The Escrow Agent shall deliver by Fed Wire Transfer in immediately available funds one day subsequent to receipt by the Escrow Agent of the Documents :

$277,321 of the Escrow amount to the Seller

$4,551 of the Escrow Amount to Regen Biopharma, Inc. a creditor of the Company

$2600 of the Escrow Amount to David Koos, a creditor of the Company

$ 850 of the Escrow Amount to Dunhill Ross, a creditor of the Company

$11,600 of the Escrow Amount to Blackbriar Partners, a creditor of the Company

3.3 The Escrow Agent shall deliver by Fed Wire Transfer in immediately available funds one subsequent to the filing of the10-K:

$25,000 of the Escrow Amount to the Seller.

3.4 The Escrow Agent shall deliver by Fed Wire Transfer in immediately available funds one subsequent to the effectiveness of the Buyer’s designee(s) as officer(s) and director(s):

$3,078 to the Company

3.5       Upon disbursement of the entire Escrow Amount pursuant to the terms of this Section and the delivery of the Documents to the Buyer, such delivery which is to occur one day subsequent to the disbursement pursuant to 3.2 of this Agreement , the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement as related to such Escrow Amount. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent, pursuant to Article 3, exceed the Escrow Amount.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Agreement on November 15, 2018

MCMURDO LAW GROUP, INC. MATTHEW MCMURDO, ESQ.

CHINA INTERNATIONAL CORPORATE MANAGEMENT

Dennis Tan

Business Development Director

Peiwen Yu

SELLER

DAVID KOOS (in his capacity as the selling shareholders’ representative)

By:
Name: David Koos
Selling Shareholder Representative